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                                                                   Exhibit 99(a)



PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                            CENTURY BANCSHARES, INC.

The undersigned hereby appoints Kim Culp and Kenneth D. Brooks proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Century Bancshares, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of Century Bancshares, Inc. to be held February 26, 2002 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. Approval of the agreement and plan of merger dated December 3, 2001 by and between Marshall & Ilsley Corporation and Century Bancshares, Inc., including the form of plan of merger constituting a part thereof, and the merger of Century Bancshares, Inc. with and into Marshall & Ilsley Corporation contemplated by that agreement.

         FOR      AGAINST      ABSTAIN

         [_}        [_]          [_]


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________________________, 2002


_____________________________________________
                  (Signature)


_____________________________________________
            (Signature if held jointly)


         PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.




                            CENTURY BANCSHARES, INC.
                                 Special Meeting

                                       of

                      Century Bancshares, Inc. Shareholders
                           Tuesday, February 26, 2002
                                   10:00 a.m.
                            Century Bancshares, Inc.
                               11455 Viking Drive
                             Eden Prairie, Minnesota



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